Exhibit 5.1

Thomas J. Craft, Jr., P.L.
Attorney at Law
5420 North Ocean Drive, Suite 2102
Singer Island, FL 33404
Tel: 561-317-7036 – Fax: 561-848-2279

May 4, 2011

Brenham Oil & Gas Corp.
Daniel Dror, Chairman and Chief Executive Officer
601 Cien Street, Suite 235
Kemah, TX 77565

Re: Brenham Oil & Gas Corp.
Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as counsel for Brenham Oil & Gas Corp., a Nevada corporation (the “Company”) in connection with the preparation of a registration statement on Form S-1 (the “Registration Statement”), filed with the Securities and Exchange Commission  on September 20, 2010, including any and all subsequent amendments to the Registration Statement as filed with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (the “Act”).

The Registration Statements relates to: (i) the Rescission Offer to the Company’s shareholders who received a total of 10,297,019 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) in connection with a spin-off transaction as a dividend distribution by American International Industries, Inc., the Company’s parent (“American”), to American’s shareholders on July 21, 2010, prior to the effective date of the registration Statement; and (ii) the registration of shares Common Stock issued in the spin-off distribution prior to the effective date of the registration statement for resale by shareholders who do not elect to accept the Rescission Offer, either in whole or in part (collectively, the “Selling Shareholders”).

In connection with this opinion, I have made such investigations and examined such records, including: (i) the Registration Statement; and (ii) the Company’s Articles of Incorporation, as amended; (iii) such corporate minutes as I deemed necessary to the performance of my services and to give this opinion; and (iv) such other instruments, documents and records as I have deemed relevant and necessary to examine for the purpose of this opinion. I have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the shares of Common Stock. I have also examined and am familiar with the originals or copies, certified or otherwise identified to my satisfaction, of such other documents, corporate records and other instruments as I have deemed necessary for the preparation of this opinion. In expressing this opinion I have relied, as to any questions of fact upon which my opinion is predicated, upon representations and certificates of the officers of the Company.

In giving this opinion I have assumed: (i) the genuineness of all signatures and the authenticity and completeness of all documents submitted to me as originals; and (ii) the conformity to originals and the authenticity of all documents supplied to me as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents.

I am providing this opinion to you in accordance with Item 601(b)(5) of Regulation S-K promulgated under the Act for filing as Exhibit 5.1 to the Registration Statement. The opinions herein are limited to the Federal laws of the United States of American and the corporate law of the State of Nevada, including all applicable statutory provisions of law and the reported judicial decisions interpreting these laws in effect as of the date of effectiveness of this Registration Statement. I do not express any opinion concerning any law of any other jurisdiction or the local laws of any jurisdiction.

Thomas J. Craft, Jr., PL

May 4, 2011

Based upon the foregoing, I am of the opinion that: (i) the Rescission Offer to those shareholders who were issued 10,297,019 shares of Common Stock in an unregistered and non-exempt manner has been duly registered subject to this registration statement being declared effective; and (ii) with respect to those Selling Shareholders who do not elect to accept the Rescission Offer, upon the effective date of the registration statement, the shares being registered under the registration statement for the benefit of the Selling Shareholders will become registered, fully-paid and nonassessable shares, qualified for public resale.

As a result, it is my opinion that the Company’s stock transfer agent may issue the associated share certificates to Selling Shareholders.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption “Legal Matters.”

Yours truly,

/s/ Thomas J. Craft, Jr., P.L.
Thomas J. Craft, Jr., P.L.